UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, AIM ImmunoTech Inc. (the “Company”) is a party to the Equity Distribution Agreement (the “Agreement”), dated April 1, 2025, as amended on April 10, 2026, with Maxim Group LLC (the “Sales Agent”), pursuant to which the Company was able to sell shares of common stock in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. On July 31, 2026, the Company provided notice to the Sales Agent for the mutual termination of the Agreement, effective August 15, 2026 (the “Termination Agreement”). The Company will not incur any termination penalties as a result of the termination of the Agreement.

Following such termination, the Company may not offer or sell any additional shares of its common stock under the Agreement or the related prospectus and prospectus supplement. From April 1, 2025 to July 31, 2026, the Company sold 3,200,736 shares of common stock for aggregate gross proceeds of approximately $2.8 million pursuant to the Agreement. The Company does not intend to issue or sell any additional shares of common stock under the Agreement prior to its termination.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2025, and the amendment to the Agreement, a copy of which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 10, 2026, both incorporated herein by reference.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: August 5, 2026	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO